Exhibit 5.1

Simpson Thacher & Bartlett llp
2475 hanover street palo alto, ca 94304
telephone: +1-650-251-5000 facsimile: +1-650-251-5002
Direct Dial Number	E-mail Address

                                    March 27, 2023

Snap One Holdings Corp.
1800 Continental Boulevard, Suite 200
Charlotte, North Carolina 28273

Ladies and Gentlemen:
We have acted as counsel to Snap One Holdings Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of up to 186,347 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company, pursuant to the Snap One Holdings Corp. 2021 Employee Stock Purchase Plan (the “Plan”).
We have examined the Registration Statement, the Third Amended and Restated Certificate of Incorporation of the Company and the Plan, each of which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

NEW YORK	BEIJING	BRUSSELS	HONG KONG	HOUSTON	LONDON	LOS ANGELES	SÃO PAULO	TOKYO	WASHINGTON, D.C.

Snap One Holdings Corp.    -2-    March 27, 2023

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

                    Very truly yours,

    /s/ Simpson Thacher & Bartlett LLP
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    SIMPSON THACHER & BARTLETT LLP